                                                            EXHIBIT NO. 99.9(b)


                              LEGAL OPINION CONSENT

      I consent to the incorporation by reference in this Post-Effective Amendment No. 41 to the Registration Statement (File Nos. 2-36431 and 811-2032) (the "Registration Statement") of MFS Growth Opportunities Fund (the "Registrant"), of my opinion dated April 27, 1998, appearing in Post-Effective Amendment No. 38 to the Registrant's Registration Statement, which was filed with the Securities and Exchange Commission on April 29, 1998.

                                          JAMES R. BORDEWICK, JR.
                                          ------------------------------------
                                          James R. Bordewick, Jr.
                                          Assistant Clerk and Assistant
                                          Secretary

Boston, Massachusetts
April 27, 2001